FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio:  Master Enhanced International Series of Quantitative Master Series Trust (MF_EINTL)

2.

Issuer:    AIA Group Limited

3.

Date of Purchase:  10/22/10

4.

Underwriter from whom purchased:  Citigroup Global Markets Limited and

Deutsche Bank AG, Hong Kong Branch

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.

List Members of Underwriting Syndicate: Citigroup Global Markets Limited, Deutsche Bank AG, Hong Kong Branch, Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. International plc, Barclays Bank PLC, Merrill Lynch International, CIMB Securities (HK) Ltd., Credit Suisse (Hong Kong) Limited, ICBC International Securities Limited, J.P. Morgan Securities Ltd., UBS AG, Hong Kong Branch, BNP Paribas Capital (Asia Pacific) Limited, BOCI Asia Limited, CCB International Capital Limited, Daiwa Capital Markets Hong Kong Limited, DBS Asia Capital Limited, Macquarie Capital Securities Limited, Nomura International (Hong Kong) Limited, Standard Chartered Securities (Hong Kong) Limited, ABCI Securities Company Limited, Australia and New Zealand Banking Group Limited, Hong Kong Branch, ING Bank N.V., London branch, Keefe, Bruyette & Woods Ltd., Lloyds TSB Bank plc, Loop Capital Markets, LLC, Mizuho Securities Asia Limited, National Australia Bank Limited, Natixis, Piper Jaffray Asia Securities Limited, PNC Capital Markets LLC, RBC Dominion Securities Inc, Samuel A. Ramirez and Company, Inc., Sanford C. Bernstein & Co., LLC, Societe Generale, The Bank of Nova Scotia, Hong Kong Branch, The Royal Bank of Scotland N.V., Hong Kong Branch, The Williams Capital Group, L.P., UniCredit Bank AG, Wells Fargo Securities, LLC

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered: (MF_EINTL) 60,800 shares out of 6,298,298,400 shares offered;

7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 35,350,000 shares out of 6,298,298,400 shares offered

8.

Purchase price (net of fees and expenses):  $ 19.68 HKD, $2.53675USD

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made:

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_X____

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_X___

c.

The underwriting was a firm commitment

underwriting.

_X___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_X___

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_X____

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_X____

Approved by: __John Ricci______    Date:       ___11/29/10______

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